Exhibit 5.1

August 3, 2026

Nova Minerals Corp

6312 South Fiddlers Green Circle, Suite 300E

Greenwood Village, Colorado 80111

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Nova Minerals Corp, a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8, as filed with the United States Securities and Exchange Commission (the “Commission”) as of the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the registration of an aggregate of 5,481,239 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issued or issuable pursuant to the Nova Minerals Corp Equity Incentive Plan (the “Plan”).

We have examined, and relied upon the accuracy of factual matters contained in, as applicable, executed original or counterparts of the following documents: (a) the Amended and Restated Articles of Incorporation of the Company filed with the Nevada Secretary of State on April 17, 2026 (the “Articles”); (b) the Company’s Bylaws, adopted as of April 14, 2026; (c) the resolutions adopted by the Company’s board of directors authorizing, amongst other items, the reservation and issuance of the Shares pursuant to the Registration Statement (the “Resolutions”); (d) the Registration Statement; and (e) the Plan. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

The opinion expressed below is based on the assumption that: (a) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Company with the Commission and will be effective at the time that any of the Shares are issued, and that persons acquiring the Shares will do so strictly in accordance with the terms of the Plan and will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities; (b) the Shares will continue to be duly and validly authorized on the dates that the Shares are issued, and, upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Articles, as may be further amended; (c) the Plan will not violate or constitute a default or breach under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of or filing, recording or registration of any governmental authority; (d) the Plan is approved by the Company’s stockholders; and (e) the Shares will be issued and sold in compliance with the Securities Act and any applicable securities or “Blue Sky” laws of various states.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when, as and if, issued and paid for as described in the Registration Statement, in accordance with the Resolutions and the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ballard Spahr LLP